FOR IMMEDIATE RELEASE

HC2 Holdings Reports Fourth Quarter and Full Year 2019 Results
- Fourth Quarter 2019 Consolidated Net Revenue of $498.4 Million -
- Full Year 2019 Consolidated Net Revenue of $2.0 Billion -
- Completes Sale of Global Marine Group -

New York, March 16, 2020 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today its consolidated results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Highlights
•Net Loss attributable to common and participating preferred stockholders of $31.4 million, or $0.66 per fully diluted share, compared to Net Loss of $16.1 million, or $0.36 per fully diluted share, in the year-ago quarter.
•Adjusted EBITDA for Core Operating Subsidiaries* increased 53% to $43.5 million, compared to $28.5 million in the year-ago quarter.
•Adjusted EBITDA, excluding Insurance, increased 143% to $36.7 million, compared to $15.1 million in the year-ago quarter.
•Marine Services (“Global Marine Group” or “GMG”) agreed to a sale of its 49% stake in Huawei Marine Networks Co., Limited (“HMN”) to Hengtong Optic-Electric Co Ltd. (“Hengtong”).
* “Core Operating Subsidiaries” consists of HC2’s Construction, Marine Services, Energy and Telecommunications segments.
Full Year 2019 Highlights
•Net Loss attributable to common and participating preferred stockholders of $31.5 million, or $0.66 per fully diluted share, compared to Net Income of $155.6 million, or $2.90 per fully diluted share in 2018.
•Adjusted EBITDA for Core Operating Subsidiaries* increased 21% to $126.8 million, compared to $104.4 million in 2018.
•Adjusted EBITDA, excluding Insurance, increased 104% to $90.8 million, compared to $44.5 million in 2018.
•Broadcasting completed issuance of new financing to retire existing notes, fund acquisitions and enable additional build-out of its distribution platform.
•Energy subsidiary, American Natural Gas (“ANG”), completed its acquisition of 20 compressed natural gas (“CNG”) stations.
•Pansend Life Sciences portfolio companies, R2 Technologies and MediBeacon, received equity investments and entered into exclusive agreements with Huadong Medicine related to Greater China and the Asia-Pacific regions.

Subsequent Events
•Announced and completed sale of GMG, excluding stake in HMN, receiving net proceeds of $99 million.
•Entered into advanced discussions to divest Continental Insurance Group Ltd. and Continental General Insurance Company (collectively, “Continental Insurance”) and announced the Company was exploring strategic options for DBM Global, Inc. (“DBM Global”), including a potential sale.

“We continue to make considerable progress on our most important strategic initiatives of monetizing assets and further reducing debt,” stated Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “Completing the sale of GMG was a significant step in this process, and we were very pleased with the outcome of the sale. We are now set to continue de-leveraging our balance sheet and further execute on our strategic goals as we continue to evaluate numerous opportunities to realize the inherent value within our portfolio of assets. This includes Continental Insurance, which we believe is well-positioned for divestiture and where ongoing discussions continue to advance, and DBM Global, where we continue to explore our strategic options. This is a pivotal time for the Company and for our shareholders, as we remain committed to accelerating our debt reduction plan and further closing the gap between our market value and the net asset value of our underlying portfolio companies.”

“Operationally, an excellent fourth quarter of 2019 capped off a very strong year for HC2, with nearly every segment posting improved results,” added Mr. Falcone. “Our Construction segment continued to perform well, driven by consistently successful project execution and contributions from GrayWolf Industrial. Also, with the retroactive renewal of the U.S. alternative fuels tax credit and completion of the integration of the 20 ampCNG stations recently acquired, our Energy segment is poised for a strong 2020. We have also made considerable progress in the build-out of our Broadcasting platform, surpassing the 200 station count, and added notable high-quality content providers to our lineup, including beIN SPORTS XTRA, Cheddar News and CBS Television Distribution's new DABL network. Importantly, not only did we reduce corporate expenses year-over-year, we will also realize significant annualized interest savings as a result of note redemptions funded by the proceeds from GMG and HMN transactions. Overall, it was a solid year of performance that underscored the underlying value across the HC2 platform. As we look to 2020, we’re excited about the opportunities we see ahead and remain acutely focused on our key strategic priorities to build substantial long-term shareholder value.”

Global Marine Update

As previously disclosed, a subsidiary of Global Marine Holdings LLC, in which HC2 holds an approximate 73% equity interest, completed the sale of 100% of GMG to an investment affiliate of J.F. Lehman & Company LLC. The sale includes GMG’s operating subsidiary, Global Marine Systems Limited, along with several joint ventures.

HC2 received net proceeds of $99 million from the sale. The net proceeds were used to repay HC2’s $15 million secured revolving line of credit and will be used to redeem approximately $77 million of HC2’s 11.5% Senior Secured Notes (the “11.5% Notes”) due 2021 at a redemption price of 104.5% of the principal amount in the second quarter of 2020.

HC2, through an indirect subsidiary, expects to close on the sale of 30% interest in the HMN joint venture early in the second quarter 2020. Upon closing of the joint venture sale and subject to customary purchase price adjustments, approximately $85 million of net proceeds, less transaction fees and taxes, will be paid (of which HC2 will be entitled to approximately 73%), with the remaining 19% interest held by an indirect subsidiary of HC2 under a two-year put option. Net proceeds received from the closing of the joint venture sale will be used to redeem additional “11.5% Notes” at a redemption price of 104.5% of the principal amount in the second quarter of 2020.

Update on Strategic Initiatives to Monetize Assets and Further Reduce Debt

As previously announced, the Company remains in advanced discussions for the potential divestiture of its 100%-owned indirect subsidiaries, Continental Insurance. Additionally, the Company has retained Jefferies LLC to explore strategic options for DBM Global Inc., including a potential sale. Net proceeds from any potential divestitures will be used to reduce debt at the holding company level.

No assurances can be given that definitive agreements for these potential divestitures will be entered into with respect to the disposition of either Continental Insurance or DBM Global, that any transactions will be consummated, or the timing, terms, conditions or net proceeds thereof. The Company does not intend to comment further on developments regarding these potential divestitures or related market speculation unless and until HC2 otherwise deems further disclosure is appropriate or required.

Fourth Quarter Financial Highlights
•Net Revenue: For the fourth quarter of 2019, HC2 consolidated net revenue was $498.4 million, compared to $524.9 million for the year-ago quarter. Lower revenues from the Construction, Telecommunications and Marine Services segments were partially offset by increases in revenue from the Insurance segment, net of eliminations, and the Energy segment.

NET REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Construction	$157.1	$185.1	$(28.0)	$713.3	$716.4	$(3.1)
Marine Services	42.5	44.4	(1.9)	172.5	194.3	(21.8)
Energy	19.7	4.6	15.1	39.0	20.7	18.3
Telecommunications	189.1	213.0	(23.9)	696.1	793.6	(97.5)
Total Core Operating Subsidiaries	$408.4	$447.1	$(38.7)	$1,620.9	$1,725.0	$(104.1)
Insurance	80.3	56.0	24.3	331.6	217.1	114.5
Broadcasting	12.0	11.7	0.3	41.8	45.4	(3.6)
Other	—	—	—	—	3.7	(3.7)
Eliminations (1)	(2.3)	10.1	(12.4)	(10.2)	(14.5)	4.3
Consolidated HC2	$498.4	$524.9	$(26.5)	$1,984.1	$1,976.7	$7.4
(1) The Insurance segment revenues are inclusive of realized and unrealized gains (losses) and net investment income for the quarter and year ended December 31, 2019 and 2018, which are related to transactions between entities under common control that are eliminated or are reclassified in consolidation.

•Net Income / (Loss): For the fourth quarter of 2019, HC2 reported a Net Loss attributable to common stock and participating preferred stockholders of $31.4 million, or $0.66 per fully diluted share, compared to Net Loss of $16.1 million, or $0.36 per fully diluted share, in the year-ago quarter. During the fourth quarter of 2019, the Company recognized a non-cash goodwill impairment charge of $47.3 million at our Insurance segment attributable to several factors that occurred in the quarter.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Construction	$6.7	$7.6	$(0.9)	$24.7	$27.7	$(3.0)
Marine Services	(0.7)	(3.8)	3.1	(2.6)	0.3	(2.9)
Energy	5.6	(0.3)	5.9	4.2	(0.9)	5.1
Telecommunications	(2.1)	1.2	(3.3)	(1.4)	4.6	(6.0)
Total Core Operating Subsidiaries	$9.5	$4.7	$4.8	$24.9	$31.7	$(6.8)
Insurance	(15.2)	22.4	(37.6)	59.4	165.2	(105.8)
Life Sciences	(1.8)	(2.4)	0.6	(0.2)	65.2	(65.4)
Broadcasting	(4.4)	(5.3)	0.9	(18.5)	(34.5)	16.0
Other	(0.2)	(6.6)	6.4	(0.6)	(2.9)	2.3
Non-operating Corporate	(17.6)	(24.7)	7.1	(87.6)	(81.9)	(5.7)
Eliminations (1)	(1.3)	0.1	(1.4)	(8.9)	19.2	(28.1)
Net (loss) income attributable to HC2 Holdings, Inc.	$(31.0)	$(11.8)	$(19.2)	$(31.5)	$162.0	$(193.5)
Less: Preferred dividends, deemed dividends, and repurchase gains	0.4	4.3	(3.9)	—	6.4	(6.4)
Net (loss) income attributable to common stock and participating preferred stockholders	$(31.4)	$(16.1)	$(15.3)	$(31.5)	$155.6	$(187.1)
(1) The Insurance segment is inclusive of realized and unrealized gains (losses) and net investment income for the quarter and year ended December 31, 2019 and 2018, which are related to transactions between entities under common control which are eliminated or are reclassified in consolidation.

•Adjusted EBITDA: Adjusted EBITDA for “Core Operating Subsidiaries” increased 53% to $43.5 million for the fourth quarter of 2019, compared to $28.5 million for the year-ago quarter, as improvements at Energy, Marine Services, and Construction were partially offset by reduced contributions from Telecommunications.

For the fourth quarter of 2019, Total HC2 Adjusted EBITDA, which excludes the Insurance segment, grew 143% to $36.7 million, compared to Adjusted EBITDA of $15.1 million for the year-ago quarter. The improvement was primarily due to the increase from Core Operating Subsidiaries Adjusted EBITDA, as well as from improvements at Broadcasting and Non-operating Corporate, which had a significant reduction in Corporate expenses as compared to the year-ago quarter.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Construction	$20.8	$19.4	$1.4	$75.7	$60.9	$14.8
Marine Services	9.3	6.9	2.4	30.7	32.7	(2.0)
Energy	12.4	0.8	11.6	17.0	5.5	11.5
Telecommunications	1.0	1.4	(0.4)	3.4	5.3	(1.9)
Total Core Operating Subsidiaries	$43.5	$28.5	$15.0	$126.8	$104.4	$22.4
Life Sciences	(3.1)	(2.7)	(0.4)	(11.8)	(14.9)	3.1
Broadcasting	(1.0)	(3.2)	2.2	(6.3)	(16.9)	10.6
Other and Eliminations	—	—	—	—	(2.2)	2.2
Non-operating Corporate	(2.7)	(7.5)	4.8	(17.9)	(25.9)	8.0
Total HC2 Adjusted EBITDA	$36.7	$15.1	$21.6	$90.8	$44.5	$46.3

•Balance Sheet: As of December 31, 2019, HC2 had consolidated cash, cash equivalents and investments of $4.6 billion, which includes cash and investments associated with HC2’s Insurance segment. Excluding the Insurance segment, consolidated cash was $68.5 million, of which $11.6 million was at the HC2 corporate level.
Fourth Quarter 2019 Segment Highlights
•Construction
–For the fourth quarter of 2019, DBM reported Net Income of $6.7 million, compared to $7.6 million for the year-ago quarter. Adjusted EBITDA grew 7% year-over-year to $20.8 million, driven by positive project execution and contributions from GrayWolf Industrial.

–DBM's total backlog was approximately $497.7 million as of December 31, 2019, compared to $528.5 million for the year-ago quarter. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $826 million at the end of the fourth quarter 2019, compared to $707 million at the end of the fourth quarter 2018.

–Due to the ongoing process to explore strategic options for its DBM subsidiary and the ongoing economic environment, the Company is not providing 2020 Adjusted EBITDA outlook for the Construction segment.

•Energy
–For the fourth quarter of 2019, ANG reported Net Income of $5.6 million, compared to Net Loss of $0.3 million for the year-ago quarter. Adjusted EBITDA increased to $12.4 million compared to $0.8 million for the year-ago quarter, driven by retroactive recognition of the alternative fuel tax credit for 2018 and 2019 that was signed into legislation in December 2019, as well as contributions from ANG’s June 2019 acquisition of ampCNG’s stations, which added 20 CNG fueling stations to ANG’s nationwide network.

•Broadcasting
–As of early March 2020, HC2’s Broadcasting segment has 210 operational stations, including 10 full-power stations, 49 Class A stations and 151 LPTV stations in 91 Designated Market Areas across the United States and Puerto Rico. In addition, Broadcasting has 242 silent licenses and construction permits, a portion of which are expected to be selectively built and licensed over the next 24 months.

•Insurance
–As of December 31, 2019, Continental had $4.5 billion of cash and invested assets, $5.6 billion in total GAAP assets, and $338.2 million of total adjusted capital.

–For the fourth quarter of 2019, Continental reported Net Loss of $15.2 million, compared to Net Income of $22.4 million for the year-ago quarter. During the fourth quarter of 2019, Continental recognized a non-cash goodwill impairment charge of $47.3 million attributable to several factors that occurred in the quarter. Excluding the impact of the impairment charge, the Insurance segment would have recorded Net Income of $32.1 million for the quarter.

–Pre-Tax Insurance AOI was $10.5 million for the fourth quarter of 2019, compared to Pre-Tax Insurance AOI of $9.3 million for the year-ago quarter. The increase was primarily driven by the KIC block acquisition, which caused an increase in net investment income from invested cash received in the acquisition, partially offset by unfavorable claims activity on the block from the year-ago quarter.

Conference Call
HC2 Holdings, Inc. will host a live conference call to discuss its fourth quarter and fiscal year 2019 financial results and operations today at 5:00 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the HC2 Website at ir.hc2.com, to accompany the conference call.
Dial-in instructions for the conference call and the replay are as follows:
Live Webcast and Call
A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website at ir.hc2.com.
Domestic Dial-In (Toll Free): 1-877-705-6003 or International Dial-In: 1-201-493-6725
Participant Entry Number: 13700114
Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921 or International Dial-In: 1-412-317-6671
Conference Number: 13700114
*Available approximately two hours after the end of the conference call through March 30, 2020.

About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Contact
Investor Relations
Garrett Edson
ICR
Phone: (212) 235-2691
E-mail: ir@hc2.com
Non-GAAP Financial Measures
In this press release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Core Operating Subsidiary Adjusted EBITDA, Total Adjusted EBITDA (excluding the Insurance segment), Adjusted EBITDA for its operating segments, Adjusted Operating Income for the Insurance segment and Pre-Tax Adjusted Operating Income for the Insurance segment.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for depreciation and amortization; amortization of equity method fair value adjustments at acquisition; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, and FCC reimbursements; asset impairment expense, interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; gain (loss) on sale of subsidiaries; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; non-recurring items; and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.

Adjusted Operating Income - Insurance
Adjusted Operating Income (“Insurance AOI”) and Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for the Insurance segment are non-U.S. GAAP financial measures frequently used throughout the insurance industry and are economic measures the Insurance segment uses to evaluate its financial performance. Management believes that Insurance AOI and Pretax Insurance AOI measures provide investors with meaningful information for gaining an understanding of certain results and provide insight into an organization’s operating trends and facilitates comparisons between peer companies. However, Insurance AOI and Pre-tax Insurance AOI have certain limitations, and we may not calculate it the same as other companies in our industry. It should, therefore, be read together with the Company's results calculated in accordance with U.S. GAAP.
Similarly to Adjusted EBITDA, using Insurance AOI and Pre-tax Insurance AOI as performance measures have inherent limitations as an analytical tool as compared to income (loss) from operations or other U.S. GAAP financial measures, as these non-U.S. GAAP measures excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Insurance AOI and Pre-tax Insurance AOI should not be considered in isolation and do not purport to be an alternative to income (loss) from operations or other U.S. GAAP financial measures as a measure of our operating performance.
Management defines Insurance AOI as Net income (loss) for the Insurance segment adjusted to exclude the impact of net investment gains (losses), including OTTI losses recognized in operations; asset impairment; intercompany elimination; bargain purchase gains; reinsurance gains; and acquisition costs. Management defines Pre-tax Insurance AOI as Insurance AOI adjusted to exclude the impact of income tax (benefit) expense recognized during the current period. Management believes that Insurance AOI and Pre-tax Insurance AOI provide meaningful financial metrics that help investors understand certain results and profitability. While these adjustments are an integral part of the overall performance of the Insurance segment, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding building shareholder value, future cash flow, longer-term growth and invested assets, the timing and effects of redeeming the 11.5% Notes, reducing HC2's leverage and interest expense, and the timing or prospects of any refinancing of HC2's remaining corporate debt. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. There can be no assurance that the HMN transaction will be completed as proposed or at all. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Revenue	$420.4	$458.8	$1,662.7	$1,774.1
Life, accident and health earned premiums, net	28.2	29.1	116.9	94.4
Net investment income	51.2	47.8	203.8	116.6
Net realized and unrealized gains (losses) on investments	(1.4)	(10.8)	0.7	(8.4)
Net revenue	498.4	524.9	1,984.1	1,976.7
Operating expenses
Cost of revenue	349.0	406.0	1,424.9	1,585.2
Policy benefits, changes in reserves, and commissions	67.6	63.2	234.4	197.3
Selling, general and administrative	54.9	58.4	214.3	218.4
Depreciation and amortization	8.9	6.7	32.0	31.7
Asset impairment expense	50.6	0.6	55.0	1.0
Other operating income	0.4	2.2	(5.6)	(1.1)
Total operating expenses	531.4	537.1	1,955.0	2,032.5
Income (loss) from operations	(33.0)	(12.2)	29.1	(55.8)
Interest expense	(25.8)	(21.7)	(95.1)	(75.7)
Gain on sale and deconsolidation of subsidiary	—	—	—	105.1
Income from equity investees	0.7	1.7	2.2	15.4
Gain on bargain purchase	—	6.3	1.1	115.4
Other income	0.6	13.9	6.0	77.9
(Loss) income from continuing operations	(57.5)	(12.0)	(56.7)	182.3
Income tax benefit (expense)	26.8	(0.5)	20.6	(2.4)
Net (loss) income	(30.7)	(12.5)	(36.1)	179.9
Net loss (income) attributable to noncontrolling interest and redeemable noncontrolling interest	(0.3)	0.7	4.6	(17.9)
Net (loss) income attributable to HC2 Holdings, Inc.	(31.0)	(11.8)	(31.5)	162.0
Less: Preferred dividends, deemed dividends, and repurchase gains	0.4	4.3	—	6.4
Net (loss) income attributable to common stock and participating preferred stockholders	$(31.4)	$(16.1)	$(31.5)	$155.6

(Loss) income per common share
Basic	$(0.66)	$(0.36)	$(0.66)	$3.14
Diluted	$(0.66)	$(0.36)	$(0.66)	$2.90

Weighted average common shares outstanding:
Basic	45.0	44.5	44.8	44.3
Diluted	45.0	44.5	44.8	46.8

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)

	December 31, 2019	December 31, 2018
Assets
Investments:
Fixed maturity securities, available-for-sale at fair value	$4,028.9	$3,391.6
Equity securities	92.5	200.5
Mortgage loans	183.5	137.6
Policy loans	19.1	19.8
Other invested assets	85.0	72.5
Total investments	4,409.0	3,822.0
Cash and cash equivalents	239.0	325.0
Accounts receivable, net	337.8	379.2
Recoverable from reinsurers	953.7	1,000.2
Deferred tax asset	2.7	2.1
Property, plant and equipment, net	405.8	376.3
Goodwill	126.8	171.7
Intangibles, net	227.0	219.2
Other assets	256.5	208.1
Total assets	$6,958.3	$6,503.8

Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$4,567.1	$4,562.1
Annuity reserves	236.4	245.2
Value of business acquired	221.1	244.6
Accounts payable and other current liabilities	339.6	344.9
Deferred tax liability	83.7	30.3
Debt obligations	839.3	743.9
Other liabilities	205.9	110.8
Total liabilities	6,493.1	6,281.8
Commitments and contingencies
Temporary equity
Preferred stock	10.3	20.3
Redeemable noncontrolling interest	11.3	8.0
Total temporary equity	21.6	28.3
Stockholders’ equity
Common stock, $.001 par value	—	—
Shares authorized: 80,000,000 at December 31, 2019 and December 31, 2018;
Shares issued: 46,810,676 and 45,391,397 at December 31, 2019 and December 31, 2018;
Shares outstanding: 46,067,852 and 44,907,818 at December 31, 2019 and December 31, 2018, respectively
Additional paid-in capital	281.1	260.5
Treasury stock, at cost: 742,824 and 483,579 shares at December 31, 2019 and December 31, 2018, respectively	(3.3)	(2.6)
Accumulated deficit	(96.7)	(57.2)
Accumulated other comprehensive income (loss)	168.7	(112.6)
Total HC2 Holdings, Inc. stockholders’ equity	349.8	88.1
Noncontrolling interest	93.8	105.6
Total stockholders’ equity	443.6	193.7
Total liabilities, temporary equity and stockholders’ equity	$6,958.3	$6,503.8

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in millions)	Three Months ended December 31, 2019
	Core Operating Subsidiaries				Early Stage & Other			Non-operating Corporate	HC2
(Unaudited)	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination
Net loss attributable to HC2 Holdings, Inc.									$(31.0)
Less: Net loss attributable to HC2 Holdings Insurance Segment									(15.2)
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(1.3)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$6.7	$(0.7)	$5.6	$(2.1)	$(1.8)	$(4.4)	$(0.2)	$(17.6)	$(14.5)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.7	6.3	2.0	—	0.2	1.6	—	—	13.8
Depreciation and amortization (included in cost of revenue)	2.4	—	—	—	—	—	—	—	2.4
Amortization of equity method fair value adjustment at acquisition	—	(0.4)	—	—	—	—	—	—	(0.4)
Asset impairment expense	—	—	—	3.2	—	0.1	—	—	3.3
Other operating (income) expenses	0.6	—	0.1	—	—	(0.3)	—	—	0.4
Interest expense	2.3	1.4	1.6	—	—	3.3	—	17.3	25.9
Other (income) expense, net	(1.7)	0.6	1.4	—	(0.3)	1.4	0.2	(1.6)	—
Net loss (gain) on contingent consideration	—	—	—	(0.1)	—	—	—	—	(0.1)
Foreign currency (gain) loss (included in cost of revenue)	—	—	—	(0.1)	—	—	—	—	(0.1)
Income tax (benefit) expense	2.9	(0.5)	(0.8)	—	—	(1.6)	—	(2.8)	(2.8)
Noncontrolling interest	0.6	(0.5)	2.5	—	(1.2)	(1.1)	—	—	0.3
Share-based payment expense	—	0.3	—	—	—	0.1	—	1.5	1.9
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	3.3	2.8	—	0.1	—	(0.1)	—	0.5	6.6
Adjusted EBITDA	$20.8	$9.3	$12.4	$1.0	$(3.1)	$(1.0)	$—	$(2.7)	$36.7

Total Core Operating Subsidiaries	$43.5

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in millions)	Three Months Ended December 31, 2018
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
(Unaudited)	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net income attributable to HC2 Holdings, Inc.									$(11.8)
Less: Net Income attributable to HC2 Holdings Insurance segment									22.4
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									0.1
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$7.6	$(3.8)	$(0.3)	$1.2	$(2.4)	$(5.3)	$(6.6)	$(24.7)	$(34.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.4	7.1	1.4	—	0.1	1.1	—	—	12.1
Depreciation and amortization (included in cost of revenue)	1.9	—	—	—	—	—	—	—	1.9
Amortization of equity method fair value adjustment at acquisition	—	(0.4)	—	—	—	—	—	—	(0.4)
Asset impairment expense	—	—	0.4	—	—	0.2	—	—	0.6
Other operating (income) expenses	0.1	2.1	—	—	—	—	—	—	2.2
Interest expense	1.1	1.1	0.4	—	—	1.8	—	17.3	21.7
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	0.1	—	2.5	2.6
Net loss (gain) on contingent consideration	—	0.8	—	—	—	—	—	—	0.8
Other (income) expense, net	(0.7)	(0.5)	0.1	0.1	(0.1)	1.1	7.9	(5.7)	2.2
Foreign currency (gain) loss (included in cost of revenue)	—	0.5	—	—	—	—	—	—	0.5
Income tax (benefit) expense	2.9	—	(1.1)	—	—	(1.0)	(1.3)	0.4	(0.1)
Noncontrolling interest	0.6	(1.7)	(0.1)	—	(0.4)	0.9	—	—	(0.7)
Bonus to be settled in equity	—	—	—	—	—	—	—	1.5	1.5
Share-based payment expense	—	0.5	—	—	0.1	(0.7)	—	1.0	0.9
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	3.5	1.2	—	0.1	—	(1.4)	—	0.2	3.6
Adjusted EBITDA	$19.4	$6.9	$0.8	$1.4	$(2.7)	$(3.2)	$—	$(7.5)	$15.1

Total Core Operating Subsidiaries	$28.5

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in millions)	Year ended December 31, 2019
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net loss attributable to HC2 Holdings, Inc.									$(31.5)
Less: Net Income attributable to HC2 Holdings Insurance segment									59.4
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(8.9)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$24.7	$(2.6)	$4.2	$(1.4)	$(0.2)	$(18.5)	$(0.6)	$(87.6)	$(82.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	15.5	25.7	6.9	0.3	0.3	6.3	—	0.1	55.1
Depreciation and amortization (included in cost of revenue)	9.1	—	—	—	—	—	—	—	9.1
Amortization of equity method fair value adjustment at acquisition	—	(1.5)	—	—	—	—	—	—	(1.5)
Asset impairment expense	—	0.6	—	4.5	—	2.6	—	—	7.7
Other operating (income) expenses	0.5	(0.6)	—	—	—	(5.5)	—	—	(5.6)
Interest expense	9.3	4.7	3.5	—	—	9.6	—	68.4	95.5
Other (income) expense, net	(1.6)	(0.8)	1.3	—	(8.6)	2.7	0.6	2.3	(4.1)
Net loss (gain) on contingent consideration	—	—	—	(0.4)	—	—	—	—	(0.4)
Foreign currency (gain) loss (included in cost of revenue)	—	0.4	—	—	—	—	—	—	0.4
Income tax (benefit) expense	10.9	(0.4)	(0.8)	—	—	(1.5)	—	(8.1)	0.1
Noncontrolling interest	2.0	(1.2)	1.8	—	(3.4)	(3.8)	—	—	(4.6)
Share-based payment expense	—	1.6	—	—	0.1	0.6	—	5.5	7.8
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	5.3	4.8	0.1	0.4	—	1.2	—	1.5	13.3
Adjusted EBITDA	$75.7	$30.7	$17.0	$3.4	$(11.8)	$(6.3)	$—	$(17.9)	$90.8

Total Core Operating Subsidiaries	$126.8

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in millions)	Year ended December 31, 2018
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net Income attributable to HC2 Holdings, Inc.									$162.0
Less: Net Income attributable to HC2 Holdings Insurance segment									165.2
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									19.2
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$27.7	$0.3	$(0.9)	$4.6	$65.2	$(34.5)	$(2.9)	$(81.9)	$(22.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	7.4	27.2	5.5	0.3	0.2	3.3	0.1	0.1	44.1
Depreciation and amortization (included in cost of revenue)	7.0	—	—	—	—	—	—	—	7.0
Amortization of equity method fair value adjustment at acquisition	—	(1.5)	—	—	—	—	—	—	(1.5)
Asset impairment expense	—	—	0.7	—	—	0.3	—	—	1.0
Other operating (income) expenses	(0.2)	(0.7)	(0.2)	—	—	—	—	—	(1.1)
Interest expense	2.6	4.8	1.6	—	—	9.5	—	57.1	75.6
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	2.6	—	2.5	5.1
Net loss (gain) on contingent consideration	—	0.8	—	—	—	—	—	—	0.8
Other (income) expense, net	(2.6)	(1.8)	0.3	0.1	—	1.5	4.6	(4.8)	(2.7)
Gain on sale and deconsolidation of subsidiary	—	—	—	—	(102.1)	—	(1.6)	—	(103.7)
Foreign currency (gain) loss (included in cost of revenue)	—	0.1	—	—	—	—	—	—	0.1
Income tax (benefit) expense	11.9	0.2	(1.1)	—	—	(1.0)	(1.6)	(6.6)	1.8
Noncontrolling interest	2.2	—	(0.4)	—	19.1	(1.9)	(1.1)	—	17.9
Bonus to be settled in equity	—	—	—	—	—	—	—	2.0	2.0
Share-based payment expense	—	1.9	—	—	0.2	1.6	0.3	5.0	9.0
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	4.9	1.4	—	0.3	2.5	1.7	—	0.7	11.5
Adjusted EBITDA	$60.9	$32.7	$5.5	$5.3	$(14.9)	$(16.9)	$(2.2)	$(25.9)	$44.5

Total Core Operating Subsidiaries	$104.4

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED OPERATING INCOME ("INSURANCE AOI")
AND PRE-TAX OPERATING INCOME ("PRE-TAX INSURANCE AOI")

The table below shows the adjustments made to the reported Net income (loss) of the Insurance segment to calculate Insurance AOI and Pre-tax Insurance AOI.

	(Unaudited)
(in millions)	Three Months Ended December 31,			Years Ended December 31,
	2019	2018	Increase / (Decrease)	2019	2018	Increase / (Decrease)
Net income (loss) - Insurance segment	$(15.2)	$22.4	$(37.6)	$59.4	$165.2	$(105.8)
Effect of investment (gains) (1)	1.7	21.5	(19.8)	(1.9)	(5.6)	3.7
Asset impairment expense	47.3	—	47.3	47.3	—	47.3
Gain on bargain purchase	—	(6.3)	6.3	(1.1)	(115.4)	114.3
Gain on reinsurance recaptures	—	(29.2)	29.2	—	(47.0)	47.0
Acquisition costs	0.1	0.3	(0.2)	2.1	2.8	(0.7)
Insurance AOI	33.9	8.7	25.2	105.8	—	105.8
Income tax expense (benefit)	(23.4)	0.6	(24.0)	(20.1)	0.6	(20.7)
Pre-tax Insurance AOI	$10.5	$9.3	$1.2	$85.7	$0.6	$85.1
(1) The Insurance segment revenues are inclusive of realized and unrealized gains (losses) and net investment income for the quarter and year ended December 31, 2019 and 2018. Such adjustments are related to transactions between entities under common control that are eliminated or are reclassified in consolidation.